As  filed  with the Securities and Exchange Commission on May 16, 1994.
                                                   Registration No. 33-


                          SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.   20549
                                      __________
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        under
                              THE SECURITIES ACT OF 1933
                                      __________
                                    DELCHAMPS, INC.
                  (Exact name of Registrant as specified in its charter)

       Alabama                                               63-0245434
(State or other jurisdiction                              (I.R.S. Employer
  of incorporation)                                     Identification Number)

                                  305 Delchamps Drive
                                 Mobile, Alabama  36602
                            (Address, including zip code, of
                       Registrant's principal executive offices)

                        Delchamps, Inc. Retirement Savings Plan
                                (Full title of the Plan)
                                       __________

                                 James H. McDonald, Jr.
                           Vice President and General Counsel
                                    Delchamps, Inc.
                                  305 Delchamps Drive
                                 Mobile, Alabama 36602
                                     (205) 433-0431

               (Name, address, including zip code, and telephone number,
                       including area code, of agent for service)

                                        Copy to:
                                   Margaret F. Murphy
                 Jones, Walker, Waechter, Poitevent, Carrere & Denegre
                                 201 St. Charles Avenue
                           New Orleans, Louisiana 70170-5100

                            CALCULATION OF REGISTRATION FEE


=======================================================================================================
                               Amount            Proposed Maximum   Prosposed Maximum     Amount of on
  Title of Securities          to be              Offering Price        Aggregate         Registration
   to be Registered          Registered<FN1>      Per Share<FN2>   Offering Price <FN2>      Fee
- -------------------------------------------------------------------------------------------------------
Common Stock                 25,000 shares          $ 21.125         $528,125<FN3>          $ 182.11
($.01 par value per share)
5<FN3>          $ 182.11
($.01 par value per share)
Participation interests                                                                     $   0
in the Plan
=======================================================================================================

  <FN1>   Upon  a  stock  split,  stock  dividend  or similar transaction in the future  and  during the effectiveness of this  Registration  Statement involving Common Stock of the Company, the number of shares registered shall be automatically  increased  to  cover  the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
  <FN2>   Estimated solely for the purpose of calculating  the  registration fee pursuant  to  Rule  457(c) and (h) under the Securities Act  of  1933, based on the average of the high and low price per share of the Common
          Stock on the Nasdaq Stock Market on May 10, 1994.
=======================================================================================================

                                      PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

          Item 3.   Incorporation of Documents by Reference.

               The following documents, which have been filed by Delchamps, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 3, 1993 filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act");

               (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended October 2, 1993, January 1, 1994 and April 2, 1994 filed pursuant to Section 13 of the 1934 Act; and

               (c) The description of the Common Stock included in Item 1 of the Company's Registration Statement on Form 8-A dated October 24, 1984 and the description of the fair price provision of the Company's Articles of Incorporation appearing under the caption "Proposed Amendments Concerning Certain Business Combinations and Related Matters" beginning on page 13 and ending on page 18 of the Company's Proxy Statement dated September 5, 1984, filed as
          Exhibit 3 to the Registration Statement on Form 8-A.

               All reports filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

          Item 4.   Description of Securities.

               Not applicable.

          Item 5.   Interests of Named Experts and Counsel.

               Not applicable.

          Item 6.   Indemnification of Directors and Officers.

               The Alabama Business Corporation Act gives Alabama corporations broad powers to indemnify their present and former directors and officers against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers. Subject to specific conditions and exclusions, Alabama law gives a director or officer who successfully defends an action the right to be so indemnified and authorizes Alabama corporations to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any statute, provision of the articles of incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise.

               The Company's by-laws require, in the case of officers and directors, and permit, in the case of employees and agents, the indemnification expressly authorized under Alabama law. The standard applicable in all cases (excepting indemnification in connection with the successful defense of any proceeding which is mandatory under Alabama law without reference to any such standard) is that the individual shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that no indemnification is permitted with respect to litigation brought by or in the right of the Company in respect of any claim, issue or matter as to which the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which the action is brought determines that such person is entitled to indemnity for such expenses which the court deems to be proper.

                The  Company  has  in  effect  a  directors'  and officers'
          liability policy that provides for indemnification of its officers and directors against losses arising from claims asserted against them in their capacities as officers and directors, subject to limitations and conditions set forth in the policy.

          Item 7.   Exemption From Registration Claimed.

               Not applicable.

          Item 8.   Exhibits.

               4.1 Articles of Amendment to the Articles of Incorporation and Restated Articles of Incorporation of the Company each dated October 5, 1984 (incorporated by reference to Exhibit 3(a) to the Company's Report on Form 10-K for the fiscal year ended June 29, 1985).

               4.2 By-laws of the Company, as amended on July 28, 1989 (incorporated by reference to Exhibit 3(b) of the Company's Report on Form 10-K for the fiscal year ended July 1, 1989).

               5 In lieu of filing an opinion of counsel as to compliance with ERISA or an Internal Revenue Service determination letter that the Plan is qualified under
                    Section   401  of  the  Internal  Revenue   Code,   the
                    undertaking permitted by Item 8.(b) of Form S-8 is included in Item 9.(d) of this Registration Statement.

               23   Consent of KPMG Peat Marwick.

          __________

          Item 9.   Undertakings.

               (a)  The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this regis-tration statement to include any material information with re-spect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amend-ment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               (d) The registrant will submit the Delchamps, Inc. Retirement Savings Plan (the "Plan") and any amendments thereto to the Internal Revenue Service (the "IRS") for qualification under Section 401 of the Internal Revenue Code in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

                                     SIGNATURES

                The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mobile, State of Alabama, on May 12, 1994.

                                        DELCHAMPS, INC.


                                               /s/ Randy Delchamps
                                        _____________________________________
                                                  Randy Delchamps
                                               Chairman of the Board
                                        President and Chief Executive Officer


                                        POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randy Delchamps and James H. McDonald, Jr., or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                       Title                 Date

          /s/J. Thomas Arendall, Jr.
          __________________________       Director           May 9, 1994
          J. Thomas Arendall, Jr.

          /s/Carl F. Bailey
          __________________________       Director           May 12, 1994
               Carl F. Bailey


          __________________________       Director           ____ ___, 1994



          __________________________       Director           ____ ___, 1994


          /s/James M. Cain
          __________________________       Director           May 9, 1994
               James M. Cain


          __________________________       Director           _____ ___, 1994


          /s/Randy Delchamps
          __________________________   Chairman of the        May 12, 1994
            Randy Delchamps            Board, President
                                  and Chief Executive Officer
                                 (Principal Executive Officer)

          /s/T. W. Mitchell
          __________________________       Director           May 12, 1994
               T. W. Mitchell

          /s/Roy W. Henderson
          __________________________    Vice President,       May 12, 1994
              Roy W. Henderson           Finance, and
                                Treasurer (Principal Financial
                                    and Accounting Officer)



                The Plan. Pursuant to the requirements of the Securities Act of 1933,the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mobile, State of Alabama, on May 12, 1994.


                                     DELCHAMPS, INC. RETIREMENT SAVINGS PLAN


                                      /s/ Heidi E. Finchem
                                     _______________________________________
                                     By:       Heidi E. Finchem
                                     Title:    Plan Administrator

                                    EXHIBIT INDEX




          Exhibit
          Number                Description




          4.1    Articles   of   Amendment  to  the  Articles  of
                 Incorporation and Restated Articles of Incorporation of the Company each dated October 5, 1984 (incorporated by reference to Exhibit 3(a) to the Company's Report on Form 10-K for the fiscal year ended June 29, 1985).

          4.2 By-laws of the Company, as amended on July 28, 1989 (incorporated by reference to Exhibit 3(b) of the Company's Report on Form 10-K for the fiscal year ended July 1, 1989).

           5 In lieu of filing an opinion of counsel as to compliance with ERISA or an Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the undertaking permitted by Item 8.(b) of Form S-8 is included in Item 9.(d) of this Registration Statement.

           23    Consent of KPMG Peat Marwick.